Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13 a OR 15 (d) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350
Pursuant to Section 18 U.S.C. Section 1350, each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2006 of Fred’s, Inc (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: September 7, 2006	/s/ Michael J. Hayes
Michael J. Hayes
Chief Executive Officer

/s/ Jerry A. Shore
Jerry A Shore
Executive Vice President and Chief Financial Officer